EXHIBIT 16.1

                                                    Wipfli Ullrich Bertelson LLP
                                                              469 Security Blvd.
                                                             Green Bay, WI 54313

                                                                    PO Box 12237
                                                        Green Bay, WI 54307-2237

                                                                  (920) 662-0016
                                                             Fax: (920) 662-0024

                                                                  www.wipfli.com

August 29, 2002

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir or Madam:

We have read the statements made by Blackhawk Bancorp, Inc. in Item 4 of Form 8-K dated August 28, 2002, which we understand will be filed with the Commission. We agree with the statements concerning our firm in such Item 4 of Form 8-K. We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely,

Wipfli Ullrich Bertelson LLP